           Original Electronically Transmitted to the Securities and
                    Exchange Commission on January 17, 2001

                                             Registration Statement No. 333-
           Post-Effective Amendment No. 1 to Registration Statement No. 33-58681
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           VERIZON COMMUNICATIONS INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                    23-2259884
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           1095 Avenue of the Americas
                               New York, NY 10036
                                 (212) 395-2121
                    (Address of principal executive offices)

              VERIZON STOCK COMPENSATION PLAN FOR OUTSIDE DIRECTORS

                            (Full title of the plan)

                               William F. Heitmann
                       Senior Vice President and Treasurer
                           Verizon Communications Inc.
                           1095 Avenue of the Americas
                               New York, NY 10036
                     (Name and address of agent for service)
                                 (212) 395-2121
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Marianne Drost, Esq.
      Senior Vice President, Deputy General Counsel and Corporate Secretary
                           Verizon Communications Inc.
                           1095 Avenue of the Americas
                               New York, NY 10036
                                 (212) 395-2121


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
 Title of securities to be    Amount to be registered       Proposed maximum           Proposed maximum      Amount of registration
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value             750,000                   $54.3438                $40,757,850.00               $10,189.45
-----------------------------------------------------------------------------------------------------------------------------------

--------------

(1) This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on January 16, 2001, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum offering price multiplied by .00025.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to Registration Statement No. 33-58681, previously filed by the Registrant on Form S-8 and declared effective on April 18, 1995. This Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 1 to Registration No. 33-58681.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by the Registrant with the Securities and Exchange Commission (File No. 1-8606), are incorporated by reference in this Registration Statement and made a part hereof:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

      (b) The Registrant's Current Reports on Form 8-K, dated January 24, 2000, February 15, 2000, March 1, 2000, April 3, 2000 (filed April 5, 2000),
      April 3, 2000 (filed April 17, 2000), April 25, 2000, June 30, 2000,
      July 21, 2000, August 8, 2000, August 20, 2000 (filed August 29, 2000),
      September 7, 2000 and November 30, 2000 and Form 8-K/A, dated April 3, 2000 (filed May 11, 2000) and June 30, 2000 (filed September 13, 2000).

      (c) The description of the Registrant's Common Stock contained in the registration statement on Form 10 filed under Section 12 of the Securities Exchange Act, and any amendments or reports filed for the purpose of updating that description.

      All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Copies of the above documents (excluding exhibits) may be obtained without charge upon written request directed to Investor Relations, Verizon Communications Inc., 1095 Avenue of the Americas, 36th Floor, New York, NY 10036.

Experts

      The consolidated balance sheets of the Registrant as of December 31, 1999 and 1998 and the consolidated statements of income, changes in shareowners' investment and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of GTE Corporation as of December 31, 1999 and 1998 and the consolidated statements of income, changes in shareowners' investment and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference, have been incorporated herein in reliance upon the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Verizon Communications Inc. ("Verizon") Common Stock to be issued in connection with this Registration Statement will be passed upon for Verizon by William P. Barr, its Executive Vice President and General Counsel. As of December 31, 2000, Mr. Barr was the beneficial owner of approximately 8,500 shares of Verizon Common Stock and had options to purchase an aggregate of 800,200 shares of Verizon Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article 7 of the Verizon Communications Inc. ("Verizon") Restated Certificate of Incorporation makes mandatory the indemnification expressly authorized under the DGCL, except that the Restated Certificate of Incorporation only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

      Pursuant to Section 7.8 of the Amended and Restated Agreement and Plan of Merger (the "NYNEX Merger Agreement"), dated as of April 21, 1996 by and between NYNEX Corporation ("NYNEX") and Bell Atlantic Corporation ("Bell Atlantic"), a predecessor of Verizon, Bell Atlantic agreed for a period of six years following the Effective Time (as defined in the NYNEX Merger Agreement) to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries, (b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify, the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.

      Pursuant to Section 7.8 of the Agreement and Plan of Merger (the "GTE Merger Agreement"), dated as of July 27, 1998, between Bell Atlantic and GTE Corporation ("GTE"), Bell Atlantic agreed for a period of six years following the Effective Time (as defined in the GTE Merger Agreement) to (a) cause GTE to maintain in effect the provisions regarding indemnification of officers and directors contained in the GTE Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of GTE and its subsidiaries, (b) maintain in effect and cause GTE to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause GTE to indemnify, the directors and officers of Bell Atlantic and GTE respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of GTE under its indemnification arrangements.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                              Exhibit

5 Opinion of William P. Barr, Esq., Executive Vice President and General Counsel of Verizon Communications Inc.

23.1   Consent of PricewaterhouseCoopers LLP.

23.2   Consent of Arthur Andersen LLP.

23.3   Consent of William P. Barr (Included in Exhibit 5).

24     Powers of Attorney.

-------------------
(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on January 17, 2001.



                                     VERIZON COMMUNICATIONS INC.


                                   By: /s/ F.V. Salerno
                                       --------------------------------------
                                       Frederic V. Salerno
                                       Vice Chairman and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  SIGNATURE                       TITLE                      DATE
  ---------                       -----                      ----

      *
----------------------------      Director                  January 17, 2001
James R. Barker

      *
----------------------------      Director                  January 17, 2001
Edward H. Budd

      *
----------------------------      Director                  January 17, 2001
Richard L. Carrion

      *
----------------------------      Director                  January 17, 2001
Robert F. Daniell

      *
----------------------------      Director                  January 17, 2001
Helene L. Kaplan

      *
----------------------------      Director, Chairman        January 17, 2001
Charles R. Lee                    and Co-Chief
                                  Executive Officer
                                  (principal executive
                                  officer)

      *
----------------------------      Director                  January 17, 2001
Sandra O. Moose

      *
----------------------------      Director                  January 17, 2001
Joseph Neubauer

      *
----------------------------      Director                  January 17, 2001
Thomas H. O'Brien

      *
----------------------------      Director                  January 17, 2001
Russell E. Palmer

      *
------------------------------    Director                  January 17, 2001
Hugh B. Price

      *
------------------------------    Vice Chairman and         January 17, 2001
Frederic V. Salerno               Chief Financial
                                  Officer
                                  (principal financial
                                  officer)

      *
-----------------------------     Director, President       January  17, 2001
Ivan G. Seidenberg                and Co-Chief Executive
                                  Officer
                                  (principal executive
                                  officer)

      *
-----------------------------      Director                 January 17, 2001
Walter V. Shipley

      *                            Director                 January 17, 2001
-----------------------------
John W. Snow

      *
-----------------------------      Director                 January 17, 2001
John R. Stafford

      *                            Director                 January 17, 2001
-----------------------------
Robert D. Storey


      *
-----------------------------      Vice President -         January 17, 2001
Lawrence R. Whitman                Controller
                                   (principal accounting
                                   officer)




*By:
         /s/ F.V. Salerno
         ---------------------------
         Frederic V. Salerno
         (On his own behalf and as
         Attorney-in-fact)

                                  EXHIBIT INDEX


5 Opinion of William P. Barr, Esq., Executive Vice President and General Counsel of Verizon Communications Inc.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Arthur Andersen LLP.

23.3    Consent of William P. Barr (Included in Exhibit 5).

24      Powers of Attorney.